Exhibit 3.1

                                    Delaware                            PAGE 1
                                -----------------
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "RIDGEWOOD ENERGY P FUND, LLC", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MARCH, A.D. 2005, AT 2:23 O'CLOCK P.M.















                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3942981     8100           [SEAL]                      AUTHENTICATION: 3757803
050231306                                                        DATE: 03-21-05

                                                    State of Delaware
                                                   Secretary of State
                                                Division of Corporations
                                              Delivered 02:29 PM 03/21/2005
                                                FILED 02:23 PM 03/21/2005
                                              SRV 050231306 - 3942981 FILE



                            CERTIFICATE OF FORMATION

                                       OF

                          RIDGEWOOD ENERGY P FUND. LLC

         1. The name of the limited liability company is Ridgewood Energy P Fund, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Ridgewood Energy P Fund, LLC this 21st day of March, 2005.



                              By /s/ Kathleen P. McSherry
                                 ---------------------------------
                                 Kathleen McSherry, Authorized Person

                                    Delaware                            PAGE 1
                                -----------------
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RIDGEWOOD ENERGY P FUND, LLC", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 2005, AT 12:32 O'CLOCK P.M.














                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3942981     8100           [SEAL]                     AUTHENTICATION: 3777936
050258326                                                       DATE: 03-30-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:42 PM 03/30/2005
FILED 12:32 PM 03/30/2005
SRV 050258326 - 3942981 FILE


                            CERTIFICATE OF AMENDMENT

                                       OF

                          RIDGEWOOD ENERGY P FUND, LLC


         1. The name of the limited liability company is Ridgewood Energy P Fund, LLC.

         2. The Certificate of Formation of the limited liability company is hereby amended to add the following paragraph as follows:

         3. Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, 6 Del. C. ss. 18-101 et seq., the debts, liabilities, obligations and expenses incurred by, for or otherwise existing with respect to a particular series of the Company, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement of the Company or is hereafter authorized and existing pursuant to Limited Liability Company Agreement, small be enforceable against the assets associated with that series thereof, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of the such

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Ridgewood Energy P Fund, LLC this 3Oth day of March, 2005.




                                            /s/ Daniel Gulino
                                            ------------------------------------
                                            Daniel V. Gulino, Authorized Person